SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       FIRST TRUST EXCHANGE-TRADED FUND V
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             (Exact name of registrant as specified in its charter)

             MASSACHUSETTS                            See Exhibit 1
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(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

   120 East Liberty Drive, Suite 400,
           Wheaton, Illinois                              60187
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(Address of Principal Executive Offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED

 Common Shares of Beneficial Interest,         The Nasdaq Stock Market LLC
       $.01 par value per share,
                   of
      First Trust Indxx NextG ETF
      (formerly First Trust Nasdaq
         Smartphone Index Fund)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.-- [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.-- [ ]

Securities  Act  registration  statement file number to which this form relates:
333-181507.

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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                      TITLE OF EACH CLASS TO BE REGISTERED


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the "Shares"), of the First Trust Indxx NextG ETF (formerly First Trust Nasdaq Smartphone Index Fund), a series of the First Trust Exchange-Traded Fund II (the "Registrant"). This amendment is being filed in connection with a change to the name and investment strategy of the First Trust Indxx NextG ETF. Upon the effectiveness of the Registration Statement referenced below, First Trust Nasdaq Smartphone Index Fund will be known as the First Trust Indxx NextG ETF. The Trust has filed an amendment to its application for listing of the Shares of the Fund which has been approved by Nasdaq. A description of the Shares is contained in the Prospectus, which is a part of the Registration Statement on Form N-1A (Registration (Registration Nos. 333-143964 and 811-21944), filed with the Securities and Exchange Commission on May 29, 2019. Such description is incorporated by reference herein.

ITEM 2.  EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A/A, no exhibits are filed herewith or incorporated by reference.

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                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           FIRST TRUST EXCHANGE-TRADED FUND II


                                           By: /s/ W. Scott Jardine
                                               _________________________________
                                                   W. Scott Jardine, Secretary

May 29, 2019

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                                   Exhibit 1

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                FUND                      I.R.S. EMPLOYER IDENTIFICATION NO.
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     First Trust Indxx NextG ETF                      27-3219668
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